Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT: That the undersigned officers and directors of SunPower Corporation do hereby constitute and appoint Peter Faricy, Elizabeth Eby, and Eileen Evans, and any one of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable SunPower Corporation to comply with the Securities and Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with its annual report on Form 10-K/A for the fiscal year ended January 1, 2023 (the “Report”). Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Report or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated opposite the name.

Signature	Title	Date

/S/ PETER FARICY	Chief Executive Officer and Director	December 18, 2023
Peter Faricy	(Principal Executive Officer)

/S/ ELIZABETH EBY	Chief Financial Officer	December 18, 2023
Elizabeth Eby	(Principal Financial Officer and Principal Accounting Officer)

/S/ NATHALIE PORTES-LAVILLE	Director	December 18, 2023
Nathalie Portes-Laville

/S/ VINCENT STOQUART	Director	December 18, 2023
Vincent Stoquart

/S/ JONATHAN FIELDSEND	Director	December 18, 2023
Jonathan Fieldsend

/S/ JONATHAN BRAM	Director	December 18, 2023
Jonathan Bram

/S/ NATHANIEL ANSCHUETZ	Director	December 18, 2023
Nathaniel Anschuetz

/S/ VINAYAK HEGDE	Director	December 18, 2023
Vinayak Hegde

/S/ AUDREY ZIBELMAN	Director	December 18, 2023
Audrey Zibelman

/S/ STEVEN LOUDEN	Director	December 18, 2023
Steven Louden